HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions except per share amounts)

	Three months ended
	January 31, 2006	October 31, 2005	January 31, 2005
Net revenue	$22,659	$22,913	$21,454
Costs and expenses (a):
Cost of sales	17,392	17,532	16,537
Research and development	871	859	878
Selling, general and administrative	2,692	2,786	2,704
Pension curtailment gain	--	(199)	--
Restructuring charges	15	1,565	3
Amortization of purchased intangible assets	147	136	167
In-process research and development charges	50	2	--

Total costs and expenses	21,167	22,681	20,289

Earnings from operations	1,492	232	1,165
Interest and other, net	38	132	25
(Losses) gains on investments	(2)	14	(24)
Dispute settlement	--	3	(116)

Earnings before taxes	1,528	381	1,050
Provision for (benefit from) taxes (b)	301	(35)	107

Net earnings	$1,227	$416	$943

Net earnings per share:
Basic	$0.43	$0.15	$0.32
Diluted	$0.42	$0.14	$0.32
Cash dividends declared per share	$0.08	$--	$0.16
Weighted-average shares used to compute net earnings per share:
Basic	2,822	2,850	2,908
Diluted	2,893	2,908	2,936

(a) Stock-based compensation expense included under SFAS 123(R) were as follows:

Cost of sales	$39	$--	$--
Research and development	18	--	--
Selling, general and administrative	87	--	--

Total costs and expenses	$144	$--	$--

(b) Tax benefit from stock-based compensation	$(43)	$--	$--

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	January 31, 2006	October 31, 2005
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,934	$13,911
Short-term investments	12	18
Accounts receivable, net	8,679	9,903
Financing receivables, net	2,542	2,551
Inventory	6,731	6,877
Other current assets	9,280	10,074

Total current assets	39,178	43,334

Property, plant and equipment, net	6,346	6,451

Long-term financing receivables and other assets	8,316	7,502

Goodwill and purchased intangibles, net	20,573	20,030

Total assets	$74,413	$77,317

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$2,632	$1,831
Accounts payable	8,932	10,223
Employee compensation and benefits	1,923	2,343
Taxes on earnings	2,273	2,367
Deferred revenue	3,824	3,815
Accrued restructuring	989	1,119
Other accrued liabilities	10,104	9,762

Total current liabilities	30,677	31,460

Long-term debt	2,416	3,392
Other liabilities	5,514	5,289

Stockholders' equity	35,806	37,176

Total liabilities and stockholders' equity	$74,413	$77,317

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2006	October 31, 2005 (a)	January 31, 2005 (a)
Net revenue:
Enterprise Storage and Servers	$4,240	$4,476	$4,051
HP Services	3,757	3,900	3,815
Software	304	306	236

Technology Solutions Group	8,301	8,682	8,102

Personal Systems Group	7,449	7,113	6,873
Imaging and Printing Group	6,545	6,785	6,067
HP Financial Services	496	514	555
Corporate Investments	129	142	115

Total Segments	22,920	23,236	21,712

Eliminations of intersegment net revenue and other	(261)	(323)	(258)

Total HP Consolidated	$22,659	$22,913	$21,454

Earnings from operations:

Enterprise Storage and Servers	$326	$404	$69
HP Services	293	322	281
Software	9	28	(38)

Technology Solutions Group	628	754	312

Personal Systems Group	293	200	147
Imaging and Printing Group	973	896	932
HP Financial Services	38	52	45
Corporate Investments	(33)	(35)	(51)

Total Segments	1,899	1,867	1,385

Corporate and unallocated costs and eliminations,
excluding stock-based compensation expense	(72)	(131)	(50)
Unallocated costs related to stock-based compensation expense	(123)	--	--
Pension curtailment gain	--	199	--
Restructuring charges	(15)	(1,565)	(3)
In-process research and development charges	(50)	(2)	--
Amortization of purchased intangible assets	(147)	(136)	(167)
Interest and other, net	38	132	25
(Losses) gains on investments	(2)	14	(24)
Dispute settlement	--	3	(116)

Total HP Consolidated Earnings Before Taxes	$1,528	$381	$1,050

(a)	Reflects certain fiscal 2006 organizational realignments retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2005, the realignments resulted primarily in revenue and operating profit movement of $5 million or less between ESS and SW segments within TSG. There was no impact to the remaining segments.